UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
Conexant Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CONEXANT SYSTEMS, INC.
SUPPLEMENT TO PROXY STATEMENT
for the
ANNUAL MEETING OF SHAREOWNERS
to be held on
FEBRUARY 20, 2008
To the Holders of Common Stock of Conexant Systems, Inc.:
The proxy statement of Conexant Systems, Inc. (the “Company”) dated January 3, 2008, first distributed to shareowners beginning on January 3, 2008, relating to the Company’s 2008 Annual Meeting of Shareowners to be held on February 20, 2008, contained several inadvertent errors in the “Salary” and “Total” columns in the table entitled “Summary Compensation Table” on page 17 of the proxy statement. The following table (which should be read together with the footnotes thereto included in the proxy statement) amends and restates the table entitled “Summary Compensation Table” to correct the “Salary” and “Total” columns for fiscal year 2007.

Name and Principal
Position	Salary	Total
Daniel A. Artusi President and chief executive officer	$126,923	$849,868
J. Scott Blouin Former senior vice president and chief financial officer	$312,019	$798,924
Lewis C. Brewster Executive vice president and general manager Broadband Media Processing	$360,000	$1,317,362
Dennis E. O’Reilly Former senior vice president, chief legal officer and secretary	$325,000	$637,866

All other information in the proxy statement remains unchanged.
January 28, 2008